United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 9, 2026

Date of Report (Date of earliest event reported)

Armlogi Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-42099	92-0483179
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20301 East Walnut Drive North Walnut, California	91789
(Address of Principal Executive Offices)	(Zip Code)

(888) 691-2911

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BTOC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2026, the Board of Directors (the “Board”) of Armlogi Holding Corp., a Nevada corporation (the “Company”), approved a one-for-sixteen (1-for-16) reverse stock split of the Company’s issued and unissued shares of common stock, par value $0.00001 per share (the “Common Stock”) (the “Reverse Stock Split”). Pursuant to Section 78.207 of the Nevada Revised Statutes, stockholder approval of the Reverse Stock Split was not required because the Reverse Stock Split applies simultaneously and proportionally to both the authorized and issued shares of Common Stock at the same ratio. As a result of the Reverse Stock Split, every sixteen (16) shares of Common Stock, whether issued and outstanding or authorized but unissued, will automatically be combined into one (1) share of Common Stock. Accordingly, the number of authorized shares of Common Stock will be reduced from 100,000,000 shares to 6,250,000 shares, and the par value per share will increase from $0.00001 to $0.00016. On October 9, 2026, the Company filed with the Secretary of State of the State of Nevada a Certificate of Change pursuant to Section 78.209 of the Nevada Revised Statutes (the “Certificate of Change”) to effect the Reverse Stock Split.

Beginning with the opening of trading on October 15, 2026, the Company’s Common Stock will trade on a post-Reverse Stock Split basis on the Nasdaq Capital Market under the same symbol, “BTOC,” but under a new CUSIP number of 042255208. No fractional shares will be issued in connection with the Reverse Stock Split. Instead, record holders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive any such additional fractions of one share rounded up to the next whole share. For those beneficial holders who hold shares through a brokerage firm, the Company intends to round up fractional shares at the participant level. Cash will not be paid for fractional shares.

The foregoing description of the Certificate of Change does not purport to be complete and is qualified in its entirety by reference to the Certificate of Change, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Exhibits.

Exhibit No.	Description
3.1	Certificate of Change, dated October 9, 2026

104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2026

Armlogi Holding Corp.

By:	/s/ Aidy Chou
Name:	Aidy Chou
Title:	Chief Executive Officer

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